UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K


                       CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                    EXCHANGE ACT OF 1934



             Date of Report    February 17, 1994






                 ENCORE COMPUTER CORPORATION
        (Exact name of registrant as specified in its
                          charter)




        Delaware              Commission File No. 0-13576      04-2789167
  (State of Incorporation)     (Commission File Number)    (I.R.S. Employer
                                                          Identification No.)
 6901 West Sunrise Blvd.
 Fort Lauderdale, Florida                     33313
(Address of Principal Executive Office      (Zip Code)
 Telephone:  305-587-2900


Item 5.  Other Events
As of February 4, 1994 (the "Closing Date"), Encore Computer
Corporation ("Company") and Gould Electronics Inc. ("Gould") consummated the transaction described below.

As of the Closing Date, Gould (a wholly owned subsidiary of Japan Energy Corporation) exchanged $100,000,000 of indebtedness owed to it by the Company for 1,000,000 shares of the Company's Series E Convertible Preferred Stock ("Series E") with a liquidation preference of $100,000,000. The Series E is senior in liquidation priority to all other classes of the Company's preferred and common stock.

The principal terms of the Series E are:
     (i) 6% cumulative annual dividend which the Company can elect to (i) pay in additional shares of Series E valued at
     its liquidation   preference until shareholders'  equity
     exceeds $50,000,000 or (ii) accumulate and pay in cash when shareholders' equity exceeds $50 million.

     (ii)  a liquidation preference of $100 per share.

     (iii) convertible, at the holder's option, into the Company's common stock at the liquidation preference divided by $3.25 per share (subject to potential adjustments for splits, etc.) only (a) if the shareholder is a United States citizen or a corporation or other entity beneficially owned in the majority by United States citizens; or (b) in connection with an underwritten public offering.

     (iv) convertible, at the Company's option in accordance with the conversion methodology described in (iii) above if the price of the common stock exceeds $3.90 per share for twenty consecutive days and (i) a buyer is contractually committed to purchase for at least $3.90 per share at least 50% of the shares into which all outstanding Series E would be converted; or (ii) a buyer is contractually committed to purchase for at least $3.50 per share at least 75% of the shares into which all outstanding Series E would be converted.

     (v) non-voting, except for the right to approve actions adversely affecting the Series E.


The conversion of the indebtedness into Series E will reduce the Company's annual interest expense by approximately $7 million. However, dividends paid or accumulated to shareholders of the Series E reduces the net income available to common shareholders thereby reducing primary earnings per share. No other changes to the Company's Income Statement are anticipated.

Prior to the transaction, Japan Energy Corporation, the successor to Nikko Kyodo Co., Ltd., and its wholly owned subsidiaries including Gould (the "Japan Energy Group") beneficially owned 62.1% of the Company's outstanding common stock assuming the full conversion of all outstanding shares of preferred stock. Upon completion of this transaction, Japan Energy Group's beneficial ownership on a fully converted basis increased to 71.1%.

In  connection  with  this transaction,  the  United  States
Defense   Investigative   Service   ("DIS")   reviewed   the
relationship between the Company, Japan Energy Corporation (a Japanese corporation) and its wholly owned subsidiaries
(including   Gould),  under  the  United  States  government
requirements relating to foreign ownership, control or influence and have indicated that they have no objection to the business relationship.

Since 1989, the principal source of financing for the Company has been provided by Japan Energy Corporation and its wholly owned subsidiaries. The Company is dependent on the continued long term financial support of the Japan Energy Group. Should the Japan Energy Group withdraw its financial support at any time prior to the time the Company returns to profitability by either (i) enforcement of its rights under the terms of its revolving credit agreement with the Company in the event of any future default by the Company related to covenants contained therein, (ii) failing to renew the revolving credit agreement which expires on April 16, 1994 or
(iii) failing to provide additional credit as needed, the Company anticipates it will not be able to secure financing from other sources. In such a case, the Company will suffer a severe liquidity crisis and it will have difficulties settling its liabilities in the normal course of business.

Item 7.  Financial Statements and Exhibits
(c) The Company files herewith the following exhibit: Unaudited pro forma Consolidated Balance Sheet dated as of December 31, 1993 showing the financial position of the Company and its subsidiaries after giving effect to the transaction described in Item 5 hereof.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Computer Corporation
        (Company)


  T. MARK MORLEY                                  February 17, 1994
  T. Mark Morley                                        (Date)
Vice President, Finance
and Chief Financial Officer

ENCORE COMPUTER CORPORATION
Pro Forma Consolidated Balance Sheet
(unaudited)
(in thousands except share data)
                                                                                                         December 31,
                                                                    December 31,    Pro Forma                    1993
                                                                           1993    Adjustments   Notes      Pro Forma
ASSETS
Current assets:
Cash and cash equivalents                                            $  3,751   $                           $   3,751
Accounts receivable, less allowances                                   16,555                                  16,555
Inventories                                                            17,764                                  17,764
Prepaid expenses and other current assets                               3,047                                   3,047
  Total current assets                                                 41,117                                  41,117

Property and equipment, net                                            37,603                                  37,603
Capitalized software, net                                               4,403                                   4,403
Other assets                                                              947                                     947
  Total assets                                                       $  84,070                              $  84,070

LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
Current portion of long term debt                                    $    197                               $     197
Current portion of long term debt, related parties                    111,924     $  (100,000)       A         11,924
Accounts payable and accrued liabilities                               37,421           1,743        B         39,164
  Total current liabilities                                            149,542       (98,257)                  51,285

Long term debt                                                             995                                    995
Other liabilities                                                           93                                     93
  Total liabilities                                                    150,630       (98,257)                  52,373

Shareholders' equity (capital deficiency):
Preferred stock, $.01 par value; authorized 10,000,000 shares:
  Series A Convertible Participating Preferred,
    issued 73,641 shares in 1993 and 1992                                    1                                       1
  6% Cumulative Series B Convertible Preferred, issued 591,625 in 1993 and 1992, with an aggregate  liquidation preference
     of $59,162,500 in 1993 and 1992                                         6                                       6
  6% Cumulative Series D Convertible Preferred, issued 905,283 in 1993 and 1992, with an aggregate liquidation preference
    of $90,528,300 in 1993 and 1992                                          9                                       9
  6% Cumulative Series E Convertible Preferred 1,000,000 issued
      with a liquidation preference of $100,000,000                                         10       C              10
Common stock, $.01 par value; authorized150,000,000 shares; issued
   32,505,688 and 31,232,215 in 1993 and 1992                               327                                    327
Additional paid-in capital                                              207,951         98,247       C         306,198
Accumulated deficit                                                    (274,854)                              (274,854)
  Total shareholders' equity (capital deficiency)                       (66,560)        98,257                  31,697

  Total liabilities and shareholders' equity (capital deficiency)     $  84,070   $          0              $   84,070

The accompanying notes are an integeral part of the Pro Forma Consolidated Balance Sheet.


Encore Computer Corporation
Notes to Pro Forma Condensed Consolidated Balance Sheet

Note A.   Reflects the exchange of $100,000,000 of existing
debt for Convertible Series E Preferred Stock. The Company is currently in negotiations to extend the maturity date of the revolving credit facility with Gould by 15 months and anticipates completing the transaction prior to issuance of its 1993 audited financial statements.

Note  B.    Includes (i) costs accrued for issuance  of  the
Series E of $700,000 and (ii) because the transaction is considered a troubled debt restructuring, interest accrued on the converted loan balance for the remainder of the loan agreement ($11,924,000 at 7% per annum for 15 months).

Note C.   Reflects par value of the Series E issued to Gould in
exchange for cancellation of indebtedness.  The exchange
transaction was recorded as follows (in thousands):
Total Indebtedness exchanged                                        $100,000
  Less:
    Par Value of shares issued (1,000,000 shares at $.01 par value)      (10)
    Accrued issuance costs                                              (700)
    Accrued Interest on Revolving Loan Agreement                       (1043)
    Additional paid in capital                                      $ 98,247